Exhibit 99.1

Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED SEPTEMBER 30, 2026

SITE

SITE Centers Corp.

Table of Contents

Section	Page

Earnings Release & Financial Statements
Press Release	1-6

Investments
Transactions	7

Shopping Center Summary
Property List	8

Reporting Policies and Other
Notable Accounting and Supplemental Policies	9
Non-GAAP Measures	10-11

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Third Quarter 2026 Results

Beachwood, Ohio, November 2, 2026 - SITE Centers Corp. (NYSE: SITC) announced today operating results for the quarter ended September 30, 2026.

“Year to date the Company has sold seven properties, a land parcel and its interests in two joint ventures for an aggregate gross sales price of approximately $223.8 million,” commented David R. Lukes, President and Chief Executive Officer. “SITE Centers remains focused on maximizing the value of its remaining two real estate investments and other financial assets.”

Results for the Third Quarter

•
Third quarter net loss was $5.4 million, or a loss of $0.10 per diluted share, as compared to a net loss of $6.2 million, or a loss of $0.13 per diluted share, in the year-ago period. The decrease in the year-over-year loss was primarily the result of decreases in interest expense, impairment charges and depreciation and amortization expense partially offset by the decrease in gain on disposition of real estate and lower Net Operating Income (“NOI”) as a result of property dispositions.
•
Third quarter operating funds from operations (“Operating FFO” or “OFFO”) was a loss of $3.1 million, or a loss of $0.06 per diluted share, compared to income of $5.6 million, or income of $0.11 per diluted share, in the year-ago period. The decrease year-over-year was primarily the result of lower NOI as a result of property dispositions partially offset by a decrease in interest expense.
•
Sold Meadowmont Market, Shoppes at Paradise Pointe and a land parcel for an aggregate gross sales price of $19.9 million. Net proceeds from these sales after adjustment for certain pro-rations, allocations and other credits were approximately $19.1 million.
•
Paid a $1.00 per share special dividend on July 31, 2026.

Recent Activity / Other Updates

•
In October, the Company sold The Maxwell (Chicago, Illinois) for a gross sales price of approximately $15.3 million. Net proceeds from this sale, after adjustment for certain pro-rations, allocations and other credits, were approximately $13.9 million. This asset was classified as held for sale at September 30, 2026.
•
On October 15, 2026, the Company sold its partnership interests in the Dividend Trust Portfolio joint venture for a gross sales price of approximately $32.4 million.
•
On October 15, 2026, the Company announced a special cash distribution of $3.00 per common share payable on November 5, 2026.
•
The Company provided notice to the New York Stock Exchange of its plan to voluntarily de-list its common shares prior to the commencement of trading on December 4, 2026. Following the de-listing, the Company expects that its common shares will trade in the over-the-counter market and be quoted on the OTCID Basic Market.
•
The Company has agreed to sell The Blocks (Portland, Oregon) for a gross sales price of approximately $18.2 million. Net proceeds after credits and before customary pro-rations and closing costs are expected to be approximately $14.6 million, and closing is expected to occur by the end of the fourth quarter of 2026. No assurance can be given that the counterparty will perform its obligations under the sale agreement, that closing conditions will be satisfied or that the sale will occur.
•
The Company is actively marketing its Beachwood, Ohio headquarter office buildings for sale.
•
In September 2026, the Company entered into a lease agreement with Curbline Properties Corp. at the Company's Beachwood, Ohio headquarters pursuant to which Curbline will lease approximately 31,089 square feet for an initial five-year term beginning on October 1, 2027 at an annual base rent of $8.00 per square foot.
•
Based upon preliminary analysis to date, the Company does not expect to have REIT taxable income in 2026 and estimates that 100% of its 2026 distributions will be return of capital. The Company will announce its final determination of the tax allocations of its 2026 distributions in January 2027.

About SITE Centers Corp.

SITE Centers is a self-administered and self-managed REIT and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity loss from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, our ability to enter into agreements to sell our remaining properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; impairment charges; general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; the impact of e-commerce; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the sufficiency and timing of any insurance recovery payments related thereto; the impact of pandemics and other public health crises; our ability to finance our businesses on commercially acceptable terms or at all; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; our ability to project known and contingent expenses and liabilities arising in connection with the anticipated wind-up of our operations; and any change in strategy. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		3Q26	3Q25	9M26	9M25
	Revenues:
	Rental income (1)	$4,471	$24,203	$20,559	$86,315
	Other property revenues	126	325	361	9,667
		4,597	24,528	20,920	95,982
	Expenses:
	Operating and maintenance	1,712	5,505	8,781	19,094
	Real estate taxes	647	3,895	3,462	13,306
		2,359	9,400	12,243	32,400

	Net operating income (2)	2,238	15,128	8,677	63,582

	Other income (expense):
	JV and other fee income (3)	3,965	2,572	11,351	7,211
	Interest expense	0	(3,941)	0	(14,707)
	Depreciation and amortization	(2,432)	(10,768)	(11,343)	(36,941)
	General and administrative (4)	(8,995)	(10,295)	(27,123)	(29,108)
	Other income (expense), net (5)	234	4	269	(1,656)
	Impairment charges	(2,000)	(106,570)	(20,450)	(106,570)
	Loss before earnings from JVs and other	(6,990)	(113,870)	(38,619)	(118,189)

	Equity in net loss of JVs	(147)	(499)	(748)	(528)
	Gain on sale of joint venture interests	0	0	19,989	0
	Gain on disposition of real estate, net	1,852	108,401	13,663	162,666
	Tax expense	(109)	(190)	(45)	(518)
	Net (loss) income	($5,394)	($6,158)	($5,760)	$43,431

	Weighted average shares – Basic and Diluted– EPS	52,475	52,445	52,472	52,442

	Earnings per common share – Basic	($0.10)	($0.13)	($0.11)	$0.80
	Earnings per common share – Diluted	($0.10)	($0.13)	($0.11)	$0.80

(1)	Rental income:
	Minimum rents	$2,650	$15,679	$12,220	$55,877
	Ground lease minimum rents	0	956	549	3,558
	Straight-line rent, net	17	348	335	652
	Amortization of (above)/below-market rent, net	15	123	135	429
	Percentage and overage rent	37	309	634	1,062
	Recoveries	1,205	5,928	5,043	22,230
	Uncollectible revenue	64	153	(21)	273
	Ancillary and other rental income	114	338	477	1,128
	Lease termination fees	0	0	81	0
	Embedded lease Shared Services Agreement (“SSA”) with Curbline	369	369	1,106	1,106

(2)	Includes NOI from wholly-owned assets sold in 2026 and 2025	271	12,855	3,620	56,679

(3)	Curbline SSA fee	1,399	884	3,682	2,376
	Curbline SSA gross up	1,785	731	5,307	1,987
	Embedded lease SSA	(369)	(369)	(1,106)	(1,106)

(4)	Other charges related to system conversion	0	571	9	1,246

(5)	Interest income (fees), net	1,811	1,411	4,617	2,494
	Transaction costs and other expenses	208	(100)	959	(1,083)
	Curbline SSA gross up	(1,785)	(731)	(5,307)	(1,987)
	Debt extinguishment costs	0	(576)	0	(1,080)

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	3Q26	3Q25	9M26	9M25
Net (loss) income	($5,394)	($6,158)	($5,760)	$43,431
Depreciation and amortization of real estate	906	9,716	6,627	34,184
Equity in net loss of JVs	147	499	748	528
JVs' FFO	849	1,413	2,517	4,551
Impairment charges	2,000	106,570	20,450	106,570
Gain on sale of joint venture interests	0	0	(19,989)	0
Gain on disposition of real estate, net	(1,852)	(108,401)	(13,663)	(162,666)
FFO	($3,344)	$3,639	($9,070)	$26,598
Debt extinguishment, transaction and other (at SITE's share)	(242)	642	(1,063)	2,016
Condemnation revenue	0	0	0	(8,379)
Other charges	459	1,362	554	2,037
Total non-operating items, net	217	2,004	(509)	(4,326)
Operating FFO	($3,127)	$5,643	($9,579)	$22,272

Weighted average shares & units – Basic: FFO & OFFO	52,475	52,445	52,472	52,442
Assumed conversion of dilutive securities	0	0	0	0
Weighted average shares & units – Diluted: FFO & OFFO	52,475	52,445	52,472	52,442

FFO per share – Basic	($0.06)	$0.07	($0.17)	$0.51
FFO per share – Diluted	($0.06)	$0.07	($0.17)	$0.51
Operating FFO per share – Basic	($0.06)	$0.11	($0.18)	$0.42
Operating FFO per share – Diluted	($0.06)	$0.11	($0.18)	$0.42
Common stock dividends declared, per share	$0.00	$3.25	$1.00	$4.75

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		3Q26	4Q25
	Assets:
	Land	$5,111	$47,182
	Buildings	65,474	338,527
	Fixtures and tenant improvements	52,958	170,247
		123,543	555,956
	Depreciation	(80,760)	(332,774)
		42,783	223,182
	Construction in progress and land	104	2,554
	Real estate, net	42,887	225,736

	Investments in and advances to JVs	25,460	27,676
	Cash	200,207	119,034
	Restricted cash	1,588	3,781
	Receivables and straight-line (1)	6,065	13,015
	Intangible assets, net (2)	4,029	22,207
	Amounts receivable from Curbline	455	902
	Other assets, net	4,725	6,386
	Real estate and other assets held for sale (3)	15,092	0
	Total Assets	300,508	418,737

	Liabilities and Equity:
	Amounts payable to Curbline	6,512	22,107
	Other liabilities (4)	15,632	61,865
	Liabilities held for sale (3)	1,211	0
	Total Liabilities	23,355	83,972

	Common shares	5,248	5,247
	Paid-in capital	3,981,725	3,981,084
	Distributions in excess of net income	(3,709,789)	(3,651,338)
	Common shares in treasury at cost	(31)	(228)
	Total Equity	277,153	334,765

	Total Liabilities and Equity	$300,508	$418,737

(1)	Straight-line rents (including fixed CAM), net	$1,449	$3,511

(2)	Operating lease right of use assets	3,823	14,700

(3)

On October 1, 2026, The Maxwell was sold for a gross sales price of approximately $15.3 million. Net proceeds from the sale after adjustment for certain pro-rations, allocations and other credits were approximately $13.9 million.

(4)	Operating lease liabilities	4,555	34,330
	Below-market leases, net	1,076	4,670

SITE Centers Corp.

Transactions

$ and GLA in thousands
			SITE	Owned
	Property Name	MSA	Own %	GLA	Price
Property Dispositions

02/27/26	FlatAcres MarketCenter	Denver-Aurora-Lakewood, CO	100%	136	$24,400
03/03/26	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	100%	132	50,100
		1Q 2026 Total		268	$74,500

05/04/26	Meadowmont Crossing	Durham-Chapel Hill, NC	100%	92	$11,050
06/30/26	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	100%	389	50,000
		2Q 2026 Total		481	$61,050

07/14/26	Land Parcel	New York-Newark-Jersey City, NY-NJ	100%	N/A	$450
07/27/26	Meadowmont Market	Durham-Chapel Hill, NC	100%	49	11,000
09/16/26	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	100%	73	8,400
		3Q 2026 Total		122	$19,850

10/01/26	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	100%	240	$15,250
		4Q 2026 QTD		240	$15,250

Sale of Partnership Interests
01/16/26	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI		358(1)	$20,762
10/15/26	Dividend Trust Portfolio	Various		3,397(1)	32,407
		Total 2026 YTD		4,866	$223,819

(1) Amount represents 100% of the GLA owned by the partnership.

SITE Centers Corp.
Property List as of November 2, 2026

Center	Location	Owned GLA	Leased Rate	ABR PSF	Comments
The Blocks	Portland, OR	97	68.9%	$37.23	The Company has agreed to sell The Blocks with closing of the transaction expected to occur by the end of the fourth quarter of 2026. Q3 2026 annualized NOI is $1.7M
Headquarter Office Buildings	Beachwood, OH	339	N/A	—

Corporate office buildings have 217,000 square feet of leasable office space of which 160,000 is currently occupied by third parties and approximately 53,000 is occupied by SITE Centers/Curbline Properties. With respect to space currently occupied by third parties, ABR per occupied square foot is $27.18. Q3 2026 annualized NOI with respect to space currently occupied by third parties is $2.0M

In September 2026, the Company entered into a lease agreement with Curbline Properties pursuant to which Curbline will lease approximately 31,089 square feet for an initial five-year term beginning on October 1, 2027 at an annual base rent of $8.00 per square foot with the right to extend the lease for up to four successive terms of five years each (with 10% increases in annual base rent for each extension).

GLA: Gross leasable area in thousands
ABR PSF: Annualized base rent per square foot

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 years
Building Improvements	5 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Gains on Sales of Real Estate

•
Gains on sales of real estate that generally relate to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity loss from joint ventures and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by the National Association of Real Estate Investment Trusts (“NAREIT”).

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include condemnation revenues, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part as a disclosure to improve the understanding of the Company’s operating results among the investing public and as a measure of a real estate asset’s performance. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

SITE CENTERS INVESTOR RELATIONS DEPARTMENT 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC